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                           HOLOPAK TECHNOLOGIES, INC.
          THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF HOLOPAK
                             TECHNOLOGIES, INC. FOR
       THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 21, 1999.

    I am a holder of common stock of HoloPak Technologies, Inc. I appoint Robert
J. Simon and Arthur Karmel with full power of substitution, to vote all shares of my common stock for which I am entitled to vote through the execution of a proxy at the special meeting of stockholders of HoloPak to be held on April 21, 1999 at 8:00 a.m., local time, at the offices of Battle Fowler LLP, 75 East 55th Street, New York, NY 10022 or any adjournment or postponement. I authorize and instruct Messrs. Simon and Karmel to vote in the manner directed below.

    I understand that returned proxy cards will be voted

    - as specified on the reverse;

    - in accordance with the Board of Directors' recommendation where no specification is made; and

    - in accordance with the judgment of the proxies on any other matters that may properly come before the meeting.

    I understand that I may revoke this proxy at any time before the special meeting.

    I further acknowledge receipt of the notice of special meeting of stockholders and the proxy statement.

    If the merger is completed, HoloPak stockholders will receive 1.11 shares of Foilmark stock and $1.42 in cash for each HoloPak share.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)
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    Please mark your vote as indicated in this example  /X/

    1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated November 17, 1998, among HoloPak, Foilmark, Inc., and Foilmark Acquisition Corporation.

       / /  FOR              / /  AGAINST              / /  ABSTAIN

       Print and sign your name below exactly as it appears on this proxy card and date this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Joint owners should each sign. If a corporation, please sign as full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature (title, if any) ________________________  Signature, if held jointly
________________________    Dated ________________________________________, 1999

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TAKING OF A VOTE ON THE MATTER STATED IN THIS PROXY CARD.

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